UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024

Synaptogenix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40458	46-1585656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor
New York, New York 10036
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SNPX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

As previously disclosed, at the annual meeting of the stockholders of Synaptogenix, Inc. (the “Company”) held on December 20, 2023, the Company’s stockholders approved a proposal authorizing an amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a one-time reverse stock split of the Company’s outstanding shares of common stock at a ratio of not less than 1-for-8 and not greater than 1-for-25.

On April 4, 2024, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment to effect a one-time reverse stock split of the Company’s common stock, at a ratio of 1-for-25 (the “Reverse Stock Split”). The Reverse Stock Split was effective at 5:00 p.m. Eastern Time, after the close of trading on The Nasdaq Capital Market, on April 4, 2024 (the “Effective Time”). At the Effective Time, every 25 shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock, without any change in the par value per share. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, warrants and other convertible securities, and to the number of shares issued and issuable under the Company’s stock incentive plans. Any stockholder who would otherwise be entitled to a fractional share of common stock created as a result of the Reverse Stock Split will be entitled to receive a cash payment in lieu thereof equal to the fractional share to which the stockholder would otherwise be entitled multiplied by the closing sales price of a share of common stock on April 4, 2024, as adjusted for the Reverse Stock Split.

Following the Reverse Stock Split, the shares of common stock will continue to trade on The Nasdaq Capital Market under the symbol “SNPX.” The new CUSIP number for the common stock following the Reverse Stock Split will be 87167T300.

The summary of the Certificate of Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Information.

On April 3, 2024, the Company issued a press release announcing the Reverse Stock Split. The press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Synaptogenix, Inc., dated April 4, 2024.
99.1	Press Release, dated April 3, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTOGENIX, INC.

Date: April 4, 2024	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer